Exhibit 99.2

CENTURY ALUMINUM COMPANY ANNOUNCES
CASH TENDER OFFER FOR ITS 7.500% SENIOR SECURED NOTES DUE 2021
CHICAGO, IL – June 18, 2020—Century Aluminum Company (NASDAQ: CENX) (“Century”) today announced the commencement of a cash tender offer (the “Tender Offer”) to purchase any and all of Century’s 7.500% Senior Secured Notes due 2021 (the “Notes”). The Tender Offer is being made pursuant to an Offer to Purchase dated June 18, 2020 and the related Notice of Guaranteed Delivery.
The Tender Offer will expire at 5:00 P.M., New York City time, on June 26, 2020 unless extended or earlier terminated (such date and time, as it may be extended, the “Expiration Time”). Tenders of the Notes may be withdrawn at any time at or prior to 5:00 P.M., New York City time, on June 26, 2020, unless extended or earlier terminated (such date and time, as it may be extended, the “Withdrawal Deadline”), but may not be withdrawn thereafter.
The Tender Offer is being undertaken to refinance the Notes with longer maturity financing.
The consideration for each $1,000 principal amount of Notes validly tendered, not validly withdrawn and accepted for purchase will be as set forth in the table below under “Tender Offer Consideration.” In addition, all holders of Notes accepted for purchase will receive accrued and unpaid interest on such Notes from the last interest payment date up to, but not including, the Settlement Date (which is expected to be July 1, 2020).

Title of Notes	CUSIP No./ ISIN (144A)	CUSIP No./ISIN (Reg S)	Principal Amount Outstanding	Tender Offer Consideration (1)
7.500% Senior Secured Notes due 2021	156431AK4/ US156431AK47	U1565PAC0/ USU1565PAC06	$250,000,000	$1,000.00

(1) Per $1,000 principal amount of Notes accepted for purchase.
The Tender Offer is not conditioned on any minimum amount of Notes being tendered. However, Century’s obligation to accept for purchase and to pay for the Notes in the Tender Offer is subject to the satisfaction or waiver of a number of conditions, including Century’s completion of a financing transaction (the “Financing”), on terms satisfactory to Century, pursuant to which Century receives net proceeds in an amount sufficient to pay, together with available cash on hand, the aggregate Tender Offer Consideration with respect to the Notes accepted for purchase in the Tender Offer, the aggregate redemption price of any Notes outstanding following the completion of the Tender Offer and fees and expenses associated with the Tender Offer. Following consummation of the Tender Offer, Notes that are purchased pursuant to the Tender Offer will be retired and cancelled and no longer remain outstanding obligations. Century reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend or terminate the Tender Offer or (iii) otherwise amend the Tender Offer in any respect.
With respect to the payment for the Notes that are validly tendered, that are not validly withdrawn and that are accepted for purchase, including those tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase, payment will be made on the Settlement Date. It is anticipated that the Settlement Date for the Notes will be July 1, 2020, the third business day after the Expiration Time. Accrued interest will cease to accrue on the Settlement Date for all Notes accepted for purchase in the Tender Offer, including Notes accepted for purchase that have been tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase. Under no circumstances will additional interest accrue or be payable by Century with respect to the Notes from or after the Settlement Date, whether by reason of any delay of guaranteed delivery or otherwise.

On or about the Settlement Date, Century expects to issue a notice calling for the redemption on July 31, 2020 of any Notes not purchased upon completion of the Tender Offer (the “Redemption”). The Redemption will be made under and in accordance with the indenture governing the Notes. The redemption price will be equal to 100.00% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date as provided in the indenture. Notwithstanding such redemption notice, Notes that are validly tendered, not validly withdrawn and accepted for purchase in the Tender Offer will be purchased under the Tender Offer.
None of Century, its subsidiaries or its affiliates, its or their respective boards of directors, officers or employees, the dealer manager, the tender agent and information agent or the trustee for the Notes makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by Century or any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.
All of the Notes are held in book-entry form. Any beneficial owner whose Notes are held in book-entry form through a custodian bank, broker, dealer, commercial bank, trust company or other nominee and who wishes to tender their Notes should contact such custodian bank, broker, dealer, commercial bank, trust company or other nominee promptly and instruct such nominee to submit instructions on such beneficial owner’s behalf. In some cases, the custodian bank, broker, dealer, commercial bank, trust company or other nominee may request submission of such instructions on a beneficial owner’s instruction form. Please check with your nominee to determine the procedures for such firm.
Century has retained Credit Suisse Securities (USA) LLC to serve as dealer manager for the Tender Offer, and D.F. King & Co., Inc. to act as the tender agent and information agent in respect of the Tender Offer.
For additional information regarding the terms of the Tender Offer, please contact Credit Suisse Securities (USA) LLC at (212) 325-6340 or toll free at (800) 820-1653. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery may be obtained be obtained online at http://www.dfking.com/cac or by contacting D.F. King & Co., Inc. at (212) 269-5550, toll free at (877) 283-0318 or cac@dfking.com.
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century’s corporate offices are located in Chicago, Illinois. Visit www.centuryaluminum.com for more information.
Cautionary Statements
This announcement does not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction. The securities mentioned herein have not been and will not be registered under the United States Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to a U.S. person absent registration under, or an applicable exemption from the registration requirements of, the Securities Act of 1933, as amended.
This press release contains forward-looking statements that include, without limitation, statements with respect to Century’s intention to complete the Financing, the Tender Offer and the Redemption. Forward-looking statements are statements about future events and are based on our current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved, and we do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances. For additional information regarding these risks and uncertainties associated with the Tender Offer, and the assumptions underlying the forward-looking statements, please refer to the Offer to Purchase.

Contact
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company